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                                                                     Exhibit 4.9

                        ADMINISTRATIVE SERVICES AGREEMENT


                                 BY AND BETWEEN

                            WILMINGTON TRUST COMPANY,
     AS DELAWARE TRUSTEE OF ONE OR MORE HARTFORD LIFE GLOBAL FUNDING TRUSTS

                                       AND

                              AMACAR PACIFIC CORP.,
                                AS ADMINISTRATOR




                              DATED AS OF [-], 2004



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                                TABLE OF CONTENTS

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                                                                                                             PAGE
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
Section 1.      Definitions....................................................................................1

Section 2.      Administrative Services; Consultations with the Trust..........................................1

Section 3.      Activities of the Trust; Employees; Offices....................................................5

Section 4.      Compensation; Indemnities......................................................................6

Section 5.      Term...........................................................................................6

Section 6.      Obligation to Supply Information...............................................................7

Section 7.      The Administrator's Liability, Standard of Care................................................7

Section 8.      Limited Recourse to Trust......................................................................7

Section 9.      No Recourse....................................................................................7

Section 10.     Reliance on Information Obtained from Third Parties............................................8

Section 11.     Tax Returns....................................................................................8

Section 12.     Notices........................................................................................8

Section 13.     Amendment......................................................................................9

Section 14.     No Joint Venture...............................................................................9

Section 15.     Assignment.....................................................................................9

Section 16.     GOVERNING LAW, CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..................................10

Section 17.     Trust Tax Characterization....................................................................11

Section 18.     Limitation of Delaware Trustee Liability......................................................11

Section 19.     Section Headings..............................................................................11

Section 20.     Nonpetition Covenant..........................................................................12

Section 21.     Severability..................................................................................12

Section 22.     Administrator to Provide Access to Books and Records..........................................12

Section 23.     No Waiver.....................................................................................12

Section 24.     Remedies Cumulative...........................................................................12

Section 25.     Third Party Beneficiaries.....................................................................12
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    THIS ADMINISTRATIVE SERVICES AGREEMENT ("AGREEMENT") dated as of [-], is entered into between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely on behalf of certain Hartford Life
Global Funding Trusts, each to be a statutory trust organized under the laws of the State of Delaware (each a "TRUST"), formed from time to time under the
Program, and AMACAR PACIFIC CORP., as administrator (in such capacity, the
"ADMINISTRATOR").



                               W I T N E S S E T H

     WHEREAS, Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee and AMACAR Pacific Corporation, a Delaware corporation, as trust beneficial owner, will create certain Hartford Life Global Funding Trusts from time to time in connection with the issuance of the Notes pursuant to the Program;

     WHEREAS, the Delaware Trustee has requested, on behalf of each Trust, and each Trust will request, pursuant to the applicable Trust Agreement of such Trust, that the Administrator provide advice and assistance to such Trust and perform various services for such Trust; and

     WHEREAS, each Trust will desire, as stated in the applicable Trust Agreement of such Trust, to avail itself of the experience and assistance of the Administrator and to have the Administrator perform various financial, statistical, accounting and other services for such Trust, and each Trust will request that the Administrator provide assistance to such Trust and perform various administrative services for such Trust and the Administrator is willing to furnish such services on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

     NOW THEREFORE, the parties hereto, intending to be legally bound and in consideration of the premises and the mutual covenants herein contained, agree as follows:

     Section 1.     DEFINITIONS.

                  With respect to each Trust, all capitalized terms used herein and not otherwise defined will have the meanings set forth in the relevant Indenture, dated as of the Issuance Date (as defined in the relevant Omnibus Agreement of such Trust) by and between such Trust and JPMorgan Chase Bank, as indenture trustee (the "INDENTURE").

     Section 2.     ADMINISTRATIVE SERVICES; CONSULTATIONS WITH THE TRUST.

     Each Trust hereby authorizes and empowers the Administrator, as its agent, to perform, and the Administrator hereby agrees to perform, the following services:

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     (a)  Subject to the timely receipt of all necessary information, requests, notices or directions, as the case may be, providing, or causing to be provided, all clerical, and bookkeeping services necessary and appropriate for the Trust, including, without limitation, the following services as well as those other services specified in the following subsections:

          (1) maintenance of all books and records of the Trust relating to the fees, costs and expenses of the Trust, which books and records shall be maintained separately from those of the Administrator and any other trust established under the Program;

          (2) maintenance of records of cash payments and disbursements (excluding principal and interest on the Funding Agreement) of the Trust in accordance with generally accepted accounting principles, as determined in consultation with the accountants for the Trust, and preparation for audit of such periodic financial statements as may be necessary or appropriate;

          (3) upon request, preparation for execution by the Trust, through a Responsible Officer, of amendments to and waivers under the Issuance Documents related to such Trust and any other documents or instruments deliverable by the Trust thereunder or in connection therewith (collectively, the "OPERATIVE DOCUMENTS");

          (4) holding, maintaining, and preserving executed copies of the Operative Documents, which shall be maintained separately from those of the Administrator and any other trust established under the Program;

          (5) upon receipt of notice, taking such action as may be reasonably necessary to enforce the performance by the parties other than the Trust to the Operative Documents, and enforce the obligations of those parties to the Trust under such agreements;

          (6) upon request, preparing for a signature by a Responsible Officer such notices, consents, instructions and other communications that the Trust may from time to time be required or permitted to give under the Operative Documents;

          (7) execute, on behalf of the Trust, subject to proper direction and based upon the advice of counsel, the Distribution Agreement presented to it in its final form, or (i) any amendment or other modification of such agreement or (ii) any notices, consents, instructions, waivers or other instruments pertaining to or ancillary to such agreements;

          (8) execute, on behalf of the Trust, subject to proper direction and based upon the advice of counsel, the License Agreement presented to it in its final form, subject to proper direction, or any

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               amendment, modification, notices, consents, waivers or other instruments pertaining to or ancillary to such agreement;

          (9) obtaining services of outside counsel, accountants and/or other service providers on behalf of the Trust;

          (10) preparing for a signature by a Responsible Officer any Trust Order for payment of any amounts due and owing by the Trust under the Operative Documents; PROVIDED THAT the foregoing shall not obligate the Administrator to advance any of its own monies for such purpose, it being understood that such amounts shall be payable only to the extent assets of the Trust are available therefor and at such times and in such amounts as shall be permitted by the Operative Documents;

          (11) preparing for a signature by a Responsible Officer any Trust Order for payment of any amounts due and owing by the Trust to the Indenture Trustee, the Paying Agent, the Registrar and other agents on request for all expenses, disbursements and advances to the extent not paid pursuant to the Expense and Indemnity Agreements; PROVIDED THAT the foregoing shall not obligate the Administrator to advance any of its own monies for such purpose, it being understood that such amounts shall be payable only to the extent assets of the Trust are available therefor and at such times and in such amounts as shall be permitted by the Issuance Documents;

          (12) taking such other actions as may be incidental or reasonably necessary (i) to the accomplishment of the actions of the Administrator authorized in this subsection (a) or (ii) upon receipt of notice from a Responsible Officer directing specifically the Administrator to do so, to the accomplishment of the duties and responsibilities, and compliance with the obligations, of the Trust under the Operative Documents to the extent not otherwise performed by the Indenture Trustee, Delaware Trustee, Paying Agent, Transfer Agent or Registrar, PROVIDED, THAT no such duties or responsibilities shall materially enlarge the duties and responsibilities of the Administrator which are set forth specifically in this Administrative Services Agreement;

          (13) performing the administrative review of any request, from the Holder of a Note, for the early repayment of such Note, in accordance with its terms;

          (14) preparing for a signature by a Responsible Officer, if applicable, and delivering all supplements and amendments to the Indenture and all such financing statements, continuation statements,

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               instruments of further assurance, and other instruments, and take such other action as may be necessary or advisable to: (i) create, perfect or maintain a perfected security interest in, grant, or make or maintain a valid and effective assignment for collateral purposes of, all or any portion of the Collateral (including without limitation the Funding Agreement included therein); (ii) maintain or preserve any Lien of the Indenture or the Funding Agreement or carry out more effectively the purposes thereof; (iii) perfect, publish notice of, or protect the validity of, any security interest or assignment for collateral purposes made pursuant to the Indenture or the Funding Agreement;
               (iv) enforce any portion, or obtain the full benefits, of the Collateral (including without limitation the Funding Agreement included therein); and (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee and of the Holders in the Collateral held for the benefit and security of the Holders or other instrument against the claims of all Persons;

          (15) paying or causing to be paid all taxes and fees incidental to any filing, registration and recording pursuant to subsection (15), above, and all expenses incidental to the preparation, execution and acknowledgment of any instrument of further assurance, and all Federal or state or jurisdiction of organization of the Trust stamp taxes or other similar taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments; PROVIDED, HOWEVER, that the Administrator shall not be required to pay or discharge or cause to be paid or discharged any Lien affecting the Collateral to the extent such Lien is being contested in good faith by appropriate proceedings;

          (16) doing or causing to be done all things necessary to preserve and keep in full force and effect the Trust's existence, rights (charter and statutory) and franchises as a Delaware statutory trust and, upon the advice of counsel, will obtain and preserve the Trust's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes or any portion of the Collateral; and

          (17) sending, promptly after any amendment or modification of the Trust Agreement, copies thereof to the Indenture Trustee and the Rating Agencies.

     (b) Upon the issuance of the Notes of a Trust, directing the Indenture Trustee (to the extent permitted in the Indenture) to pay the costs and expenses of such Trust relating to such Notes to the extent not paid pursuant to the Expense and Indemnity Agreements.

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     (c)  Subject to the timely receipt of all necessary information or notices from the Delaware Trustee, and based upon the advice of counsel, on behalf of each Trust, (i) filing with the Commission and executing, in each case solely on behalf of the Trust and not in the Administrator's individual capacity, such documents, forms or filings as may be required by the Securities Act, the Securities Exchange Act, the Trust Indenture Act, or other securities laws in each case relating to the Notes; (ii) the preparation and filing of any documents or forms required to be filed by any rules or regulations of any securities exchange, including without limitation, the New York Stock Exchange, or market quotation dealer system or the National Association of Securities Dealers, Inc. in connection with the listing of the Notes thereon; (iii) filing and executing solely on behalf of each Trust and not in the Administrator's individual capacity, such filings, applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as may be necessary or desirable to register, or establish the exemption from registration of, the Notes under the securities or "Blue Sky" laws of any relevant jurisdictions; and (iv) executing and delivering, solely on behalf of each Trust and not in the Administrator's individual capacity, letters or documents to, or instruments for filing with, a depositary relating to the Notes; and

     (d) Undertaking such other administrative services as may be required under the circumstances or reasonably requested by the Delaware Trustee, including (i) causing the preparation by a Trust of any prospectus, prospectus supplement, pricing supplement, registration statement, amendments, including any exhibits and schedules thereto, any reports or other filings or documents, including certifications, or supplements thereto or (ii) securing and maintaining the listing of the Notes on any securities exchange or complying with the securities or "Blue Sky" laws of any relevant jurisdictions, in connection with the performance by a Trust of its obligations under the Operative Documents or any other document executed thereunder or in connection therewith.

     (e) In connection with the establishment of each Trust, the Administrator shall purchase from such Trust the Trust Beneficial Interest in such Trust in accordance with the relevant Trust Agreement and the Administrator shall be the sole Trust Beneficial Owner in accordance with the relevant Trust Agreement.

     Any of the above services (other than those described in SECTIONS 2(c) and 2(d)) may, if the Administrator or the relevant Trust deems it necessary or desirable, be subcontracted by the Administrator; PROVIDED THAT notice is given to the relevant Trust of such subcontract and, notwithstanding such subcontract, the Administrator shall remain responsible for performance of the services set forth above unless such services are subcontracted to accountants or legal counsel selected with due care by the Administrator and reasonably satisfactory to the relevant Trust and in which case the Administrator shall not remain responsible for the performance of such services and the Administrator shall not, in any event, be responsible for the costs, fees or expenses in connection therewith.

     Section 3.     ACTIVITIES OF THE TRUST; EMPLOYEES; OFFICES.

     The Administrator agrees to carry out and perform the administrative activities (as set forth in SECTION 2 hereof) of each Trust in the name and on behalf of each such Trust as its agent.

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     All services to be furnished by the Administrator under this Administrative
Services Agreement may be furnished by an officer or employee of the Administrator, an officer or employee of any affiliate of the Administrator, or any other person or agent designated or retained by it; PROVIDED THAT the Administrator shall remain ultimately responsible for the provision of such services by an officer or employee of the Administrator or any of its affiliates or any other person or agent designated or retained by it, unless selected with due care and reasonably satisfactory to the relevant Trust in accordance with the last paragraph of SECTION 2. No director, officer or employee of the Administrator or any affiliate of the Administrator shall receive from any Trust a salary or other compensation.

     The Administrator agrees to provide its own office space, together with appropriate materials and any necessary support personnel, for the day to day activities (as set forth in SECTION 2 hereof) of each Trust to be carried out and performed by the Administrator, all for the compensation provided in SECTION 4 hereof. All services to be furnished by the Administrator under this Administrative Services Agreement shall be performed only from the Administrator's office in North Carolina.

     Section 4.     COMPENSATION; INDEMNITIES.

                  The Administrator will be entitled to payment of fees, reimbursement for, and indemnification with respect to, costs and expenses for services rendered hereunder to the extent provided in the applicable Expense and Indemnity Agreement with Hartford Life and the Administrator will not be entitled to seek any payment from any Trust with respect to its services hereunder.

     Section 5.     TERM.

     The Administrator may terminate this Administrative Services Agreement upon at least 30 days' written notice to each Trust and Hartford Life and any Trust may terminate this Administrative Services Agreement, only with regard to itself, upon at least 30 days' notice to the Administrator (copies of any notice of termination shall also be sent to the Indenture Trustee). Such termination will not become effective until (i) the relevant Trust, as directed by Hartford Life, appoints a successor Administrator, (ii) the successor Administrator accepts such appointment, (iii) the Administrator or Hartford Life gives notice to the relevant Trust of the identity and necessary notice information of the successor Administrator, and (iv) the Administrator has obtained the prior written confirmation of any Rating Agency that such action will not result in a reduction or withdrawal of its then current ratings, if any, of the Program and/or the Notes of such Trust, as applicable. Upon such notice, (x) the Administrator, in its capacity as Trust Beneficial Owner, shall arrange for the transfer of each Trust Beneficial Interest purchased by it in accordance with the Trust Agreement to the successor Administrator (or to such other Person as specified by the relevant Trust) with such transfer(s) to become effective upon the satisfaction of the conditions set forth in clause (i), (ii), (iii) and (iv) of the immediately preceding sentence and (y) the Administrator shall be paid all accrued and unpaid amounts owed to the Administrator under its Expense and Indemnity Agreement with Hartford Life.

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     Section 6.     OBLIGATION TO SUPPLY INFORMATION.

     A Trust shall forward to the Administrator such information (which is in the possession of such Trust or the Delaware Trustee) in connection with the Issuance Documents and this Administrative Services Agreement as the Administrator may from time to time reasonably request in connection with the performance of its obligations hereunder. The Administrator will (i) hold and safely maintain all records, files, Issuance Documents and other material of each Trust and (ii) permit any Trust (only with respect to the relevant documents relating to such Trust), the Delaware Trustee, and each of their respective officers, directors, agents and consultants, on reasonable notice at any time and from time to time during normal business hours, to inspect, audit, check and make abstracts from the accounts, records, correspondence, documents and other materials of a Trust or relating to the provision of services and facilities under this Administrative Services Agreement.

     Section 7.     THE ADMINISTRATOR'S LIABILITY, STANDARD OF CARE.

     The Administrator assumes no liability for anything other than the services rendered by it pursuant to SECTIONS 2, 3 AND 11 hereof and neither the Administrator nor any of its directors, officers, employees or affiliates shall be responsible for any action, failure to act or omission of any Trust, the Delaware Trustee or the officers or employees thereof taken outside the scope of SECTIONS 2, 3 AND 11 hereof and without direction from the Administrator. Without limiting the generality of the foregoing, it is agreed that the Administrator assumes no liability with respect to any Trust's obligations under the Operative Documents.

     The Administrator shall not perform, endeavor to perform or agree to perform any act on behalf of a Trust not specifically required or permitted under the Operative Documents.

     The Administrator shall perform its duties hereunder diligently, in conformity with each Trust's respective obligations under the relevant Operative Documents and applicable laws and regulations and in accordance with the same standard of care exercised by a prudent person in connection with the performance of the same or similar duties and, in no event with less care than the Administrator exercises or would exercise in connection with the same or similar obligations if those obligations were the direct obligations of the Administrator.

     Section 8.     LIMITED RECOURSE TO TRUST.

     Notwithstanding any provision to the contrary contained herein, all obligations of each Trust hereunder shall be payable by such Trust only on a payment date of the Notes and only to the extent of funds available therefor under the Indenture and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against such Trust to the extent of such unavailability or insufficiency until such time as the Collateral held in such Trust has produced proceeds sufficient to pay such prior deficiency. This SECTION 8 shall survive the termination of this Administrative Services Agreement.

     Section 9.     NO RECOURSE.

     The obligations of each Trust hereunder are solely the obligations of such Trust and no recourse shall be had with respect to this Administrative Services Agreement or any of

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the obligations of such Trust hereunder or for the payment of any fee or other amount payable hereunder or for any claim based on, arising out of or relating to any provision of this Administrative Services Agreement against any trustee, employee, settlor, affiliate, agent or servant of such Trust or any other Trust formed under the Program. This SECTION 9 shall survive the termination of this Administrative Services Agreement.

     Section 10.    RELIANCE ON INFORMATION OBTAINED FROM THIRD PARTIES.

     Each Trust recognizes that the accuracy and completeness of the records maintained and the information supplied by the Administrator hereunder is dependent upon the accuracy and completeness of the information obtained by the Administrator from the parties to the Issuance Documents and other sources and agrees that the Administrator shall not be responsible for any inaccurate or incomplete information so obtained or for any inaccurate or incomplete records maintained by the Administrator hereunder that may result therefrom. The Administrator shall have no duty to investigate the accuracy or completeness of any information provided to it and shall be entitled to fully rely on all such information provided to it.

     Section 11.    TAX RETURNS.

     The Administrator shall, or shall cause accountants retained by it, to prepare and file, consistent with the tax treatment of each Trust described in
SECTION 17, all United States federal, state and local income tax and information returns and reports required to be filed with respect to each Trust and such Trust's Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them. The Administrator shall keep copies of or cause copies to be kept of any such tax information returns and reports prepared and filed and shall provide a copy of each such return and report to the Delaware Trustee.

     Section 12.    NOTICES.

     All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery, by facsimile transmission (to be followed by personal or guaranteed overnight delivery) or by other mutually acceptable electronic transmission, and shall be deemed to be given for purposes of this Administrative Services Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this SECTION
12. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective telecopy numbers) indicated below:

     Any Trust:

     Hartford Life Global Funding Trust
     (followed by the applicable number of such Trust)
     c/o Wilmington Trust Company
     Rodney Square North
     1100 North Market Street

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     Wilmington, Delaware 19890
     Attention:  Corporate Trust Administration
     Facsimile:  (302) 636-4140

     The Administrator:

     AMACAR Pacific Corp.
     6525 Morrison Boulevard, Suite 318
     Charlotte, North Carolina 28211
     Attention:  Douglas K. Johnson
     Facsimile:  (704) 365-1632

     with a copy to:

     Tannenbaum Helpern Syracuse & Hirschtritt LLP
     900 3rd Avenue
     New York, NY 10022
     Attention: Stephen Rosenberg

     Section 13.    AMENDMENT.

     No waiver, alteration, modification, amendment or supplement of the terms of this Administrative Services Agreement shall be effective unless (i) accomplished by written instrument signed by the Administrator and the relevant Trust(s) effected by such amendment, (ii) at any time after the issuance of any Trust Securities of any Trust and for so long as any Trust Securities of any Trust remain outstanding, each Rating Agency has confirmed in writing that such action will not result in reduction or withdrawal of its then current ratings, if any, of the Program and/or the Notes of any Trust then outstanding, as applicable and (iii) if such waiver, alteration, modification, amendment or supplement affects the rights or duties of the Delaware Trustee hereunder, the Delaware Trustee has given its consent to such waiver, alteration, modification, amendment or supplement. Each relevant Trust shall provide each Rating Agency with a copy of each such waiver, alteration, modification, amendment or supplement. Notwithstanding anything in this SECTION 13 to the contrary, no waiver, alteration, modification, amendment or supplement to the terms of this Administrative Services Agreement shall be effective without the prior written consent of Hartford Life.

Section 14.       NO JOINT VENTURE.

                  Nothing contained in this Administrative Services Agreement shall constitute any Trust (including any combination of Trusts) and the Administrator as members of any partnership, joint venture, association, syndicate or unincorporated business.

Section 15.       ASSIGNMENT.

                  Except as set forth in this SECTION 15, and subject to the rights of the Administrator to subcontract pursuant to SECTION 2 hereof, this Administrative Services Agreement may not be assigned by the Administrator or any Trust without (i) the prior written

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consent of the Administrator (in the case of assignment by a Trust) or each
Trust (in the case of assignment by the Administrator) and (ii) the prior written confirmation of each Rating Agency that such action will not result in a reduction or withdrawal of its then current ratings, if any, of the Program and/or the Notes of any Trust, as applicable. Subject to the foregoing, this Administrative Services Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any party's transfer or assignment in violation of this SECTION 15 shall be void as to the other parties.

     Section 16.    GOVERNING LAW, CONSENT TO JURISDICTION; WAIVER OF JURY
                    TRIAL.

     PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF THE STATE OF NEW YORK, THIS ADMINISTRATIVE SERVICES AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ADMINISTRATIVE SERVICES AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS ADMINISTRATIVE SERVICES AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS ADMINISTRATIVE SERVICES AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

     EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ADMINISTRATIVE SERVICES AGREEMENT OR ANY TRANSACTION.

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     Section 17.    TRUST TAX CHARACTERIZATION.

     The Administrator agrees, for United States federal, state and local income and franchise tax purposes, to (i) disregard each Trust, and (ii) treat the Notes and the Trust Beneficial Interest of each Trust as debt of Hartford Life. The Administrator covenants that it shall take no action inconsistent with such treatment (including under Treasury Regulations Sections 301.7701-2 or 301.7701-3, the "check-the-box" regulations). To the extent that it is ultimately determined that a Trust cannot be disregarded for United States federal, state or local income or franchise tax purposes, the Administrator agrees to treat (i) such Trust as a "grantor trust" under Subpart E of Part I of Subchapter J of the Code (or the state or local equivalent), owned by the Holders of beneficial interests in the Notes of such Trust and the Trust Beneficial Owner of such Trust and (ii) the Funding Agreement owned by such Trust as debt of Hartford Life. The Administrator will not take any action that it knows could cause any Trust not to be disregarded or treated as a grantor trust (assuming such Trust were not disregarded) for United States federal, state or local income or franchise tax purposes.

     Section 18.    LIMITATION OF DELAWARE TRUSTEE LIABILITY.

     Notwithstanding any provision hereof to the contrary, it is expressly understood and agreed by the parties that (a) this Administrative Services Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Delaware Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the relevant Trust Agreement of each Trust, (b) each of the representations, undertakings and agreements herein made on the part of each Trust are made and intended not as personal representations, undertakings and agreements by the Delaware Trustee but are made and intended for the purpose of binding only each Trust, (c) nothing herein contained shall be construed as creating any liability on the Delaware Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Delaware Trustee be personally liable for the payment of any indebtedness or expenses of any Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by any Trust under this Administrative Services Agreement or any other related documents.

     Section 19.    SECTION HEADINGS.

     Section headings used in this Administrative Services Agreement are for convenience only and shall not affect the construction of this Administrative Services Agreement.

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     Section 20.    NONPETITION COVENANT.

     Notwithstanding any prior termination of this Administrative Services Agreement, the Administrator as such shall not acquiesce, petition or otherwise, directly or indirectly, invoke or cause any Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against any Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Trust or any substantial part of any Trust's property or ordering the winding up or liquidation of the affairs of any Trust for one year and one day after the last obligation of any such Trust has been paid.

     Section 21.    SEVERABILITY.

     In case one or more of the provisions contained in this Administrative Services Agreement shall be or shall be deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any provision of this Administrative Services Agreement shall be or shall be deemed to be illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

     Section 22.    ADMINISTRATOR TO PROVIDE ACCESS TO BOOKS AND RECORDS.

     The Administrator shall provide the Indenture Trustee with access to the books and records of each Trust, without charge, but only (i) upon the reasonable request of the Indenture Trustee (for which purpose one Business Day shall be deemed reasonable during the occurrence and continuation of a Default or an Event of Default), (ii) during normal business hours, (iii) subject to the Administrator's normal security and confidentiality procedures and (iv) at offices designated by the Administrator.

     Section 23.    NO WAIVER.

     No failure on the part of the parties hereto to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

     Section 24.    REMEDIES CUMULATIVE.

     No right, power or remedy of the parties hereunder shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

     Section 25.    THIRD PARTY BENEFICIARIES.

     The parties hereto acknowledge that the Delaware Trustee shall be an express third party beneficiary of this Administrative Services Agreement with respect only to obligations directly owing to it by a Trust, or the Administrator, entitled in its own name and on

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its own behalf to enforce the provisions hereof against such Trust and the
Administrator, severally but not jointly, with respect to obligations owed to the Delaware Trustee by either such Trust or the Administrator; PROVIDED, HOWEVER, that such right shall be valid only for so long as the Delaware Trustee has any outstanding obligations or potential obligations under the relevant Trust Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                        WILMINGTON TRUST COMPANY, not in its
                                             individual capacity but solely as
                                             Delaware Trustee of one or more
                                             Hartford Life Global Funding Trusts


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        AMACAR PACIFIC CORP., in its individual
                                            capacity


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: